Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K







INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Battery Park High Yield Fund:

We consent to the use in Post-Effective Amendment No. 2 to Registration Statement (No. 33-7805) of Battery Park High Yield Fund of our report dated November 7, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in the Prospectus.

/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
November 26, 1997